OMB APPROVAL

OMB Number:	3235-0059
Expires:	July 31, 2004
Estimated average burden hours per response	14.73

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-11(c) §240.14a-12

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☐ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (11-01)	Persons who potentially are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

100 West Houston Street

San Antonio, Texas 78205

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 19, 2004

To the Shareholders of

CULLEN/ FROST BANKERS, INC.:

      The Annual Meeting of Shareholders of Cullen/ Frost Bankers, Inc. (“Cullen/ Frost”) will be held in the Commanders Room at The Frost National Bank, 100 West Houston Street, San Antonio, Texas, on Wednesday, May 19, 2004, at 10:00 a.m., San Antonio time, for the following purposes:

1.	To elect seven Directors to serve until the 2007 Annual Meeting of Shareholders; and

2.	To ratify the selection of Ernst & Young LLP to act as independent auditors of Cullen/ Frost for the fiscal year that began January 1, 2004; and

3.	To transact any other business that may properly come before the meeting.

      You must be a shareholder of record at the close of business on April 2, 2004 to vote at the Annual Meeting. In order to hold the meeting, holders of a majority of the outstanding shares must be present either in person or by proxy.

      Your vote is important, so please promptly complete and return the enclosed proxy card in the postage prepaid envelope provided.

      All shareholders are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors,

STAN McCORMICK
Corporate Secretary

Dated: April 16, 2004

i

100 West Houston Street

San Antonio, Texas 78205

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 19, 2004

SOLICITATION AND REVOCATION OF PROXY

      The Board of Directors of Cullen/ Frost Bankers, Inc. (“Cullen/ Frost” or the “Company”) is soliciting proxies to be used at the Annual Meeting of Shareholders. The meeting will be held in the Commanders Room at The Frost National Bank, 100 West Houston Street, San Antonio, Texas, on Wednesday, May 19, 2004 at 10:00 a.m., San Antonio time. This Proxy Statement and the accompanying proxy card will be mailed to shareholders beginning on or about April 16, 2004.

      The Company will pay for the solicitation of proxies for the Annual Meeting. Directors, officers, and employees of Cullen/ Frost may solicit proxies by mail, telephone, facsimile, or in person. Cullen/ Frost has also retained Georgeson Shareholder Communications, Inc. to assist in soliciting proxies for a fee of approximately $6,500.00, plus out-of-pocket expenses. Cullen/ Frost has requested that brokers, nominees, fiduciaries, and other custodians forward proxy-soliciting material to the beneficial owners of Cullen/ Frost Common Stock. Cullen/ Frost will reimburse these persons for out-of-pocket expenses they incur in connection with its request.

      All shares of Cullen/ Frost Common Stock represented by properly executed proxies, if returned in time, will be voted at the meeting in the manner directed in the proxy. If no direction is given, proxies will be voted for all proposals listed on the proxy and in the discretion of the persons named as proxies with respect to any other business that may properly come before the meeting. If authority to vote on any matter is withheld, the shares represented by the proxy will still be counted for determining the number of shares present at the meeting.

      A shareholder may revoke a proxy at any time before it is voted by delivering a written revocation notice to the Corporate Secretary of Cullen/ Frost Bankers, Inc., 100 West Houston Street, San Antonio, Texas 78205. A shareholder who attends the meeting may vote by ballot at the meeting, if desired, and such vote will revoke any proxy previously given.

VOTING OF SECURITIES

      The only class of voting securities of Cullen/ Frost outstanding and entitled to vote at the Annual Meeting is Common Stock, par value $0.01 per share. The close of business on April 2, 2004 has been fixed as the record date for the determination of shareholders entitled to vote at the Annual Meeting. On April 2, 2004, there were outstanding 51,333,830 shares of Common Stock, with each share entitled to one vote. A quorum of shareholders is required to hold a valid meeting. If the holders of at least a majority of the issued and outstanding shares are present in person or represented by proxy, a quorum will exist. Abstentions and broker non-votes are counted as present for establishing a quorum.

      Directors are elected by a plurality of the votes cast at the meeting. With respect to any other matter, the affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy will be the act of the shareholders.

ELECTION OF DIRECTORS

(Item 1 On Proxy Card)

      The Company’s Bylaws provide for a classified Board of Directors. Directors are assigned to one of three classes, and all classes are as equal in number as possible. The term of office of Class III will expire at the 2005 Annual Meeting, and the term of office of Class I will expire at the 2006 Annual Meeting. The term of office of Class II expires at this 2004 Annual Meeting.

      Seven Directors have been nominated for election as Directors in Class II, with a three-year term that will expire in 2007. These persons are Mr. Royce S. Caldwell, Mr. Richard W. Evans, Jr., Mr. T.C. Frost, Mr. Preston M. Geren III, Ms. Karen E. Jennings, Mr. Richard M. Kleberg, III and Mr. Horace Wilkins, Jr. If any nominee is unable to serve, the individuals named as proxies on the enclosed proxy card will vote the shares to elect the remaining nominees and any substitute nominee or nominees designated by the Board.

      The tables below provide information on each nominee, as well as each Director whose term continues after the meeting.

Nominees for Three-Year Term Expiring in 2007 (Class II):

				Shares Owned(1,2)

				Amount and
				Nature of
		Principal Occupation	Director	Beneficial
Name	Age	During Past Five Years	Since	Ownership		Percent

Royce S. Caldwell	65	Former Vice Chairman, SBC Corporation, SBC Communications Inc.	1994	24,800		0.05%
Richard W. Evans, Jr.	57	Chairman of the Board, Chief Executive Officer, and President of Cullen/Frost; Chairman of the Board and Chief Executive Officer of The Frost National Bank, a Cullen/Frost subsidiary	1993	721,332	(3,4)	1.36%
T.C. Frost	76	Senior Chairman of the Board of Cullen/Frost	1966	1,316,702	(3,5)	2.48%
Preston M. Geren III	52	Special Assistant to the Secretary of Defense; Attorney; former Management Consultant, Public Strategies, Inc; former U.S. Congressman, 12th District of Texas	2001	251,840	(6)	0.47%
Karen E. Jennings	53	Senior Executive Vice President Human Resources and Communications, SBC Communications Inc.	2001	10,100		0.02%
Richard M. Kleberg, III	61	Investments	1992	32,425	(7)	0.06%

(Table continued on following page)

				Shares Owned(1,2)

				Amount and
				Nature of
		Principal Occupation	Director	Beneficial
Name	Age	During Past Five Years	Since	Ownership	Percent

Horace Wilkins, Jr.	53	Former President, Special Markets, SBC Communications Inc.; former Regional President, Southwestern Bell Telephone Co.	1997	6,400	0.01%

Directors Continuing in Office — Term Expiring in 2006 (Class I):

				Shares Owned(1,2)

				Amount and
				Nature of
		Principal Occupation	Director	Beneficial
Name	Age	During Past Five Years	Since	Ownership		Percent

Isaac Arnold, Jr.	68	Oil, real estate, investments	1977	41,968		0.08%
Harry H. Cullen	68	Oil, real estate, investments	1993	263,542	(8)	0.50%
Patrick B. Frost	44	President, The Frost National Bank, a Cullen/Frost subsidiary	1997	315,755	(3,9)	0.59%
James L. Hayne	70	Managing Partner, Catto & Catto Insurance	1977	159,916	(10)	0.30%
Robert S. McClane	65	President, McClane Partners, LLC; former Director of Prodigy Communications Corp.; former President of Cullen/Frost	1985	38,972		0.07%
Mary Beth Williamson	70	Education (Consultant)	1996	20,880		0.04%

Directors Continuing in Office — Term Expiring in 2005 (Class III):

				Shares Owned(1,2)

				Amount and
				Nature of
		Principal Occupation	Director	Beneficial
Name	Age	During Past Five Years	Since	Ownership		Percent

R. Denny Alexander	58	Investments; former Chairman, Overton Bank & Trust and former Director, Overton Bancshares, Inc. (merged with Cullen/Frost)	1998	142,020	(11)	0.27%
Carlos Alvarez	53	Chairman, President and Chief Executive Officer of The Gambrinus Company	2001	24,000		0.05%
Eugene H. Dawson, Sr.	69	Chairman of the Board, Pape- Dawson Consulting Engineers	1996	54,403	(12)	0.10%

(Table continued on following page)

				Shares Owned(1,2)

				Amount and
				Nature of
		Principal Occupation	Director	Beneficial
Name	Age	During Past Five Years	Since	Ownership		Percent

Ruben M. Escobedo	66	Certified Public Accountant	1996	27,000		0.05%
Joe R. Fulton	69	Chairman, Fulton Construction Corporation	1997	46,000		0.09%
Ida Clement Steen	51	Investments	1996	24,300	(13)	0.05%

(1)	Beneficial ownership is stated as of December 31, 2003, except for Ms. Ida Clement Steen, which is stated as of March 5, 2004; Mr. Patrick B. Frost, which is stated as of February 26, 2004; Mr. T.C. Frost, which is stated as of February 25, 2004; Mr. Horace Wilkins, Jr., which is stated as of February 24, 2004 and Mr. James L. Hayne, which is stated as of February 20, 2004. The owners have sole voting and sole investment power for the shares of Company Common Stock reported unless otherwise indicated. Beneficial ownership includes the following shares that the individual had a right to acquire pursuant to stock options exercisable within sixty (60) days from December 31, 2003 (or March 5, 2004, in the case of Ms. Ida Clement Steen; February 26, 2004, in the case of Mr. Patrick B. Frost; February 25, 2004, in the case of Mr. T.C. Frost; February 24, 2004, in the case of Mr. Horace Wilkins, Jr.; and February 20, 2004, in the case of Mr. James L. Hayne): Mr. T.C. Frost 216,000; Mr. Richard W. Evans, Jr. 506,000; Mr. Patrick B. Frost 162,000; Ms. Ida Clement Steen 22,000; Mr. Ruben M. Escobedo 21,000; Ms. Mary Beth Williamson 20,000; Mr. R. Denny Alexander and Mr. Robert S. McClane 18,000; Mr. Isaac Arnold, Jr., 14,000; Mr. Carlos Alvarez, Mr. Preston M. Geren III and Ms. Karen E. Jennings 10,000; Mr. Horace Wilkins, Jr. 6,000 and for each of the other Directors, 24,000. The number of shares of Cullen/ Frost Common Stock beneficially owned by all Directors, nominees and named executive officers as a group is disclosed on page 17.

(2)	Reflects 10% Company Common Stock dividend in 1993 and 2-for-1 stock split of the Company’s Common Stock in each of 1996 and 1999.

(3)	Includes the following shares allocated under the 401(k) Stock Purchase Plan for Employees of Cullen/ Frost Bankers, Inc. for which each beneficial owner has both sole voting and sole investment power: Mr. T.C. Frost 47,064; Mr. Richard W. Evans, Jr. 37,370; and Mr. Patrick B. Frost 16,686.

(4)	Includes 120,003 shares held by a family limited partnership of which the general partner is a limited liability company of which Mr. Richard W. Evans, Jr. is the sole manager.

(5)	Includes (a) 663,911 shares held by a limited partnership of which the general partner is a limited liability company of which Mr. T.C. Frost is the sole manager, (b) 336,992 shares held by various trusts of which Mr. T.C. Frost is the trustee, and (c) 33,684 shares held by the Pat and Tom Frost Foundation Trust for which Mr. T.C. Frost disclaims beneficial ownership.

(6)	Includes (a) 58,390 shares held by a family limited partnership of which Mr. Preston M. Geren III is a general partner and of which Mr. Preston M. Geren III and his wife are limited partners and for which Mr. Preston M. Geren III shares voting and investment power, (b) 4,310 shares for which Mr. Preston M. Geren III shares voting and investment power with his wife, and (c) 26,520 shares held by family trusts for which Mr. Preston M. Geren III disclaims beneficial ownership.

(7)	Includes 8,400 shares held by a family partnership for which Mr. Richard M. Kleberg, III has sole voting and sole investment power.

(8)	Includes 57,656 shares held by trusts for which Mr. Harry H. Cullen shares voting power and investment power.

(9)	Includes (a) 43,582 shares held by a trust of which Mr. Patrick B. Frost is the trustee, (b) 12,270 shares held by Mr. Patrick B. Frost’s children for which Mr. Patrick B. Frost is the custodian, and (c) 630 shares held by Mr. Patrick B. Frost’s wife for which Mr. Patrick B. Frost disclaims beneficial ownership.

(10)	Includes 118,420 shares held by a limited partnership in which Mr. James L. Hayne’s wife owns an interest. Mr. James L. Hayne disclaims beneficial ownership of such shares.

(11)	Includes 21,000 shares held by a charitable foundation for which Mr. R. Denny Alexander disclaims beneficial ownership.

(12)	Includes 9,000 shares for which Mr. Eugene H. Dawson, Sr. shares voting power and investment power with his wife.

(13)	Includes 1,100 shares for which Ms. Ida Clement Steen shares voting and investment power with her husband.

GENERAL INFORMATION ABOUT THE BOARD OF DIRECTORS

Meetings and Attendance

      The Board of Directors usually has four regularly scheduled meetings each year. In 2003, there were five meetings. Each of the Company’s current directors attended at least 75 percent of the meetings of the Board and the Committees of the Board on which he or she served during 2003.

      The Company is currently evaluating whether to adopt a formal policy with respect to Director attendance at Annual Meetings of Shareholders, but, at this time, it does not have such a policy. In 2003, four Directors attended the Annual Meeting.

Committees of the Board

      The Board of Directors has five Committees, each of which is described in the chart below.

			Meetings
Committee	Members	Primary Responsibilities	in 2003

Audit	Eugene H. Dawson, Sr. (Chair) Isaac Arnold, Jr. Royce S. Caldwell Ruben M. Escobedo Richard M. Kleberg, III	• Assists Board oversight of the integrity of Cullen/Frost’s financial statements, Cullen/Frost’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence and the performance of the independent auditors and Cullen/Frost’s internal audit function. • Appoints, compensates, retains, oversees the independent auditors, and pre-approves all audit and non-audit services.	5
Compensation and Benefits	Mary Beth Williamson (Chair) Ruben M. Escobedo Karen E. Jennings	• Oversees the development and implementation of Cullen/Frost’s compensation and benefit programs. • Reviews and approves the corporate goals and objectives relevant to the compensation of the CEO, evaluates the CEO’s performance based on these goals and objectives and sets the CEO’s compensation based on the evaluation. • Administers Cullen/Frost’s compensation and benefit plans.	2
Corporate Governance and Nominating	Mary Beth Williamson (Chair) Ruben M. Escobedo Karen E. Jennings	• Maintains and reviews Cullen/Frost’s corporate governance principles. • Oversees and establishes procedures for the evaluation of the Board. • Identifies and recommends candidates for election to the Board.	1
Executive	Richard W. Evans, Jr. (Chair) Patrick B. Frost T.C. Frost	• Acts for the Board of Directors between meetings, except as limited by resolutions of the Board, Cullen/Frost’s Articles of Incorporation or By-Laws and applicable law.	4

			Meetings
Committee	Members	Primary Responsibilities	in 2003

Strategic Planning	Richard W. Evans, Jr. (Chair) R. Denny Alexander Isaac Arnold, Jr. Royce S. Caldwell Eugene H. Dawson, Sr. T.C. Frost James L. Hayne	• Analyzes the strategic direction for Cullen/Frost, including reviewing short-term and long-term goals. • Monitors Cullen/Frost’s corporate mission statement and capital planning.	4

      The Board has adopted written charters for the Audit Committee, the Compensation and Benefits Committee and the Corporate Governance and Nominating Committee. The charter for the Audit Committee is attached as Annex A to this Proxy Statement. It is also available, together with the charter for the Compensation and Benefits Committee and the charter for the Corporate Governance and Nominating Committee, at www.frostbank.com.

      As described in more detail below under “Certain Corporate Governance Matters — Director Independence,” the Board has determined that each member of the Audit Committee, the Compensation and Benefits Committee and the Corporate Governance and Nominating Committee is independent within the meaning of the listing standards of the New York Stock Exchange, Inc. (the “NYSE”). The Board has also determined that each member of the Audit Committee is independent within the meaning of the rules of the Securities and Exchange Commission (the “SEC”). In addition, the Board has determined that Mr. Ruben M. Escobedo is an “audit committee financial expert” within the meaning of the SEC’s rules.

Director Nomination Process

      The Corporate Governance and Nominating Committee is responsible for identifying individuals qualified to become members of the Board of Directors and for recommending to the Board the nominees to stand for election as Directors.

      In identifying Director candidates, the Corporate Governance and Nominating Committee may seek input from Cullen/ Frost’s management and from current members of the Board. In addition, it may use the services of an outside consultant, although it has not done so in the past. The Corporate Governance and Nominating Committee will consider candidates recommended by shareholders. Shareholders that wish to recommend candidates may do so by writing to the Corporate Governance and Nominating Committee of Cullen/ Frost Bankers, Inc., c/o Corporate Secretary, 100 West Houston Street, San Antonio, Texas 78205. Recommendations may be submitted at any time, but recommendations for consideration as nominees at the Annual Meeting of Shareholders must be received not less than 120 days before the first anniversary of the date of the proxy statement released to shareholders in connection with the previous year’s Annual Meeting. Therefore, to recommend a candidate for consideration as a nominee for Director at the 2005 Annual Meeting, a shareholder must submit the recommendation by December 17, 2004. The written recommendation must include the name of the candidate, the number of shares of Cullen/ Frost Common Stock owned by the candidate and the information regarding the candidate that would be included in a proxy statement for the election of Directors pursuant to paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the SEC.

      In evaluating Director candidates, the Corporate Governance and Nominating Committee initially considers the Board’s need for additional or replacement Directors. It also considers the criteria approved by the Board and set forth in Cullen/ Frost’s Corporate Governance Guidelines, which include, among other things, the candidate’s personal qualities (in light of the Company’s core values and mission statement), accomplishments and reputation in the business community, the fit of the candidate’s skills and personality with those of other Directors and candidates and the ability of the candidate to commit adequate time to Board and committee matters. The objective is to build a Board that is effective, collegial and responsive to the needs of Cullen/ Frost. In addition, considerable emphasis is given to Cullen/ Frost’s mission statement and core values, statutory and regulatory requirements, the Board’s goal of having a substantial majority of independent directors and the Board’s retirement policy.

      The Corporate Governance and Nominating Committee evaluates all Director candidates in the same manner, including candidates recommended by shareholders. In considering whether candidates satisfy the criteria described above, it will initially utilize the information it receives with the recommendation or otherwise possesses. If it determines, in consultation with other Board members, including the Chairman, that more information is needed, it may, among other things, conduct interviews.

Director Compensation

      Cullen/ Frost employees receive no fees for their services as members of the Board of Directors or any of its committees. Non-employee Directors receive an annual retainer fee of $8,000 and $2,000 for each Board meeting attended. In addition, non-employee Directors receive $1,000 for attending each meeting of a committee of the Board to which they have been appointed, except that the Chairman of the Audit Committee receives $1,500 for each meeting of the Audit Committee attended. Non-employee Directors are also eligible to receive stock options each year under Cullen/ Frost’s 1997 Director Stock Plan. In 2003, each non-employee Director received options to purchase 2,000 shares of the Company’s Common Stock. The options have a term of six years from the date of the grant, are exercisable immediately from the date of the grant and have an exercise price of $35.84, which is equal to the closing price of the Company’s Common Stock on the date of the grant.

      In addition, the Board of Directors also serves as the Board of Directors for The Frost National Bank, a subsidiary of Cullen/ Frost, and non-employee Directors receive fees for serving in this capacity. In particular, non-employee Directors receive $2,000 for each meeting of such Board attended and $1,000 for attending each meeting of a committee of such Board to which they have been appointed.

Other Directorships

      The following are directorships held by nominees and Directors in public companies other than Cullen/ Frost, or in registered investment companies:

Mr. Arnold	Nuevo Energy Co.
Mr. Caldwell	SABRE Corporation
Mr. Escobedo	Valero Energy Corp.
Mr. Geren	Anadarko Petroleum Corporation

Miscellaneous Information

      There are no arrangements or understandings between any nominee or Director of Cullen/ Frost and any other person regarding such nominee’s or Director’s selection as such, except that Mr. Robert S. McClane’s retirement agreement with Cullen/ Frost provides that, until he reaches age 70, subject to the sole discretion of the Board of Directors, he will be considered as a candidate for reelection to the Board. In addition, pursuant to such retirement agreement, Mr. McClane is entitled to office space and secretarial services and support until he reaches age 70. The only family relationships among the Directors or executive officers of Cullen/ Frost that are first cousin or closer are those of Messrs. T.C. Frost and Patrick B. Frost, who are father and son, and Messrs. Harry H. Cullen and Isaac Arnold, Jr., who are first cousins.

CERTAIN CORPORATE GOVERNANCE MATTERS

       Cullen/ Frost believes that it has operated over the years with sound corporate governance practices that exemplify its commitment to integrity and protect both the interests of its shareholders and the other constituencies that it serves. These practices include a substantially independent Board of Directors, periodic meetings of non-management Directors and a sound and comprehensive code of conduct, which obligates Directors and all employees to adhere to the highest legal and ethical business practices. A review of some of Cullen/ Frost’s corporate governance measures is set forth below.

Director Independence

      The Board of Directors believes that a substantial majority of its members should be independent within the meaning of the NYSE’s listing standards. To this end, the Board reviews annually the relevant facts and circumstances regarding relationships between Directors and Cullen/ Frost. The purpose of the Board’s review is to determine whether any Director has a material relationship with Cullen/ Frost (either directly or as a partner, shareholder or officer of an organization that has a relationship with Cullen/ Frost).

      In connection with the Board’s latest review, the Board determined that the following Directors, which compose 84% of the Board, are independent within the meaning of the NYSE’s listing standards: Mr. R. Denny Alexander, Mr. Carlos Alvarez, Mr. Isaac Arnold, Jr., Mr. Royce S. Caldwell, Mr. Harry H. Cullen, Mr. Eugene H. Dawson, Sr., Mr. Ruben M. Escobedo, Mr. Joe R. Fulton, Mr. Preston M. Geren III, Mr. James L. Hayne, Ms. Karen E. Jennings, Mr. Richard M. Kleberg, III, Mr. Robert S. McClane, Ms. Ida Clement Steen, Mr. Horace Wilkins, Jr. and Ms. Mary Beth Williamson. Mr. T.C. Frost, Mr. Richard W. Evans and Mr. Patrick B. Frost are not independent because they are executive officers of Cullen/ Frost.

      In making its independence determinations, the Board considers the rules included in the NYSE’s listing standards, as well as the standards set forth below. The Board adopted these standards pursuant to the NYSE’s listing standards to assist it in making independence determinations. For purposes of the standards, the term “Cullen/ Frost Entity” means, collectively, Cullen/ Frost and each of its subsidiaries.

      Credit Relationships. A proposed or outstanding relationship that consists of an extension of credit by a Cullen/ Frost Entity to a Director or a person or entity that is affiliated, associated or related to a Director should not be deemed to be a material relationship if it satisfies each of the following criteria:

•	It is not categorized as “classified” by the Cullen/ Frost Entity or any regulatory authority that supervises the Cullen/ Frost Entity.

•	It is made on terms and under circumstances, including credit standards, that are substantially similar to those prevailing at the time for comparable relationships with other unrelated persons or entities and, if subject to the Federal Reserve Board’s Regulation O (12 C.F.R. Part 215), is made in accordance with Regulation O.

•	In the event it was not made, in the case of a proposed extension of credit, or it was terminated in the normal course of the Cullen/ Frost Entity’s business, in the case of an outstanding extension of credit, the action would not reasonably be expected to have a material adverse effect on the Director or the business, results of operations or financial condition of any person or entity related to such Director.

      Non-Credit Banking or Financial Products or Services Relationships. A proposed or outstanding relationship in which a Director or a person or entity that is affiliated, associated or related to a Director procures non-credit banking or financial products or services from a Cullen/ Frost Entity should not be deemed to be a material relationship if it (i) has been or will be offered in the ordinary course of the Cullen/ Frost Entity’s business and (ii) has been or will be offered on terms and under circumstances that were or are substantially similar to those prevailing at the time for comparable non-credit banking of financial products or services provided by the Cullen/ Frost Entity to other unrelated persons or entities.

      Property or Services Relationships. A proposed or outstanding relationship in which a Director or a person or entity that is affiliated, associated or related to a Director provides property or services to a Cullen/ Frost Entity should not be deemed to be a material relationship if the property or services (i) have been or will be procured in the ordinary course of the Cullen/ Frost Entity’s business and (ii) have been or will be procured on terms and under circumstances that were or are substantially similar to those that the Cullen/ Frost Entity would expect in procuring comparable property or services from other unrelated persons or entities.

Meetings of Non-Management Directors

      Cullen/ Frost’s non-management Directors meet in executive sessions without members of management present at each regularly scheduled meeting of the Board. The Chair of the Board’s Corporate Governance and Nominating Committee, who is currently Ms. Mary Beth Williamson, presides at the executive sessions.

Communications with Directors

      The Board of Directors has established a mechanism for shareholders or other interested parties to communicate with the non-management Directors as a group and the presiding non-management Director. All such communications should be addressed to the Board of Directors of Cullen/ Frost Bankers, Inc.,
c/o Corporate Counsel, 100 West Houston Street, San Antonio, Texas 78205.

      In addition, the Board of Directors has established a mechanism for shareholders or other interested parties that have concerns or complaints regarding accounting, internal accounting controls or auditing matters to communicate them to the Audit Committee. Such concerns or complaints should be addressed to the Audit Committee of Cullen/ Frost Bankers, Inc., c/o Corporate Counsel, 100 West Houston Street, San Antonio, Texas 78205.

      For shareholders or other interested parties desiring to communicate with the non-management Directors, the presiding non-management Director or the Audit Committee by e-mail or telephone, please see the information set forth on Cullen/ Frost’s website at www.frostbank.com.

Corporate Governance Guidelines

      The Board of Directors has adopted Corporate Governance Guidelines, which reaffirm Cullen/ Frost’s commitment to having strong corporate governance practices. The Guidelines set forth, among other things, the policies of the Board with respect to Board composition, selection of Directors, retirement of Directors, Director orientation and continuing training, executive sessions of non-management Directors, Director compensation and Director responsibilities. The Guidelines are available on Cullen/ Frost’s website at www.frostbank.com.

Code of Business Conduct and Ethics

      For many years, Cullen/ Frost has had a comprehensive standard of conduct policy to promote the highest legal and ethical business practices by its employees. In addition, the Board of Directors has adopted a new Code of Business Conduct and Ethics. The Code applies to Directors and Cullen/ Frost employees, including Cullen/ Frost’s Chief Executive Officer, Chief Financial Officer and principal accounting officer. The Code is designed to promote, among other things, honest and ethical conduct, accurate and timely financial reporting, compliance with applicable laws, accountability for adherence to the Code and prompt internal reporting of violations of the Code. The Code is available on Cullen/ Frost’s website at www.frostbank.com. Cullen/ Frost intends to disclose any amendments to or waivers from the Code that apply to its Chief Executive Officer, Chief Financial Officer and principal accounting officer by posting such information on its website at www.frostbank.com.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation and Benefits Committee Report on Executive Compensation

      The Compensation and Benefits Committee of the Board of Directors is composed of three Directors that the Board has determined to be independent within the meaning of the NYSE’s listing standards. The duties and responsibilities of the Compensation and Benefits Committee, as well as certain components of Cullen/ Frost’s compensation philosophy, are set forth below.

Compensation and Benefits Committee Duties and Responsibilities

      The duties and responsibilities of the Compensation and Benefits Committee include, among other things, the following:

•	In consultation with management, to establish Cullen/ Frost’s general compensation philosophy and oversee the development of Cullen/ Frost’s compensation and benefit programs;

•	To review and approve corporate goals and objectives relevant to the compensation of Cullen/ Frost’s Chief Executive Officer, evaluate his performance in light of those goals and objectives, and set his compensation level based on this evaluation.

Certain Components of Cullen/ Frost’s Compensation Philosophy

•	Compensation levels should be competitive with the median of comparable financial organizations to attract and maintain a stable, successful management team;

•	Executives’ total compensation packages should depend upon the level of success in meeting specified Company and individual performance goals;

•	Executive ownership of the Company’s Common Stock should be encouraged to align executives’ interests with shareholders’ interests; and

•	Sustained superior performance by individual executives should be rewarded.

      Each year an independent consultant engaged by the Compensation and Benefits Committee provides a comprehensive analysis of competitive market data for senior executives, which compares Cullen/ Frost’s compensation practices and programs to a group of comparator companies that have similar business operations, total assets, market capitalizations, and lines of business. These companies include, but are not limited to, the companies in the Standard & Poor’s (“S&P”) Bank Index. The Compensation and Benefits Committee has chosen not to use the S&P’s Bank Index as its sole comparator group for compensation purposes since detailed data for all senior executives at the banks comprising the index is not available.

      The S&P’s Bank Index was used for comparison of total shareholder return shown in the Performance Graph on page 19.

      Key elements of the Cullen/ Frost’s executive compensation are base salary, annual incentives, and long-term compensation, which are discussed below. The Compensation and Benefits Committee considers all elements of an executive’s total compensation package, including severance plans, insurance, and other benefits.

Base Salary

•	Reviewed annually for each of the Company’s four named executive officers.

•	Based on subjective evaluation of individual performance, achievement, and contribution to growth.

•	May be adjusted to reflect competitive market levels following performance evaluations.

•	May be adjusted to attract and retain appropriate officers.

•	Company base salary levels for the senior executive group were overall slightly below median market levels of comparator companies in 2003.

Annual Incentives

•	Designed to promote and reward teamwork as measured by overall corporate performance and also recognize individual contributions.

•	Generally, bonus pools are established when the Company achieves a predetermined level of financial performance, as established by the Compensation and Benefits Committee.

•	Compensation and Benefits Committee has authority to adjust the total bonus pool up or down based on Company’s overall performance.

•	Compensation and Benefits Committee authorized payouts slightly in excess of target for 2003 based on Company’s superior performance.

•	Bonuses awarded for 2003 performance ranged from approximately 95% – 115% of target. Actual award sizes recognized individual contributions and teamwork.

Long-Term Incentives

•	Size of award depends on levels of responsibility, prior experience, individual performance, and compensation practices at comparator companies.

•	Current stock holdings and the magnitude of outstanding long-term incentives are not considered in making current awards.

Stock Options

•	Primary long-term incentive award.

•	Nonqualified stock options granted at a price not less than the fair market value of Company Common Stock on the date of grant.

•	Size of stock option grants determined based on numerous factors including Company and individual performance, level of responsibility, competitive market, historical awards, and available option pool.

•	Compensation and Benefits Committee’s objective is to deliver a competitive award opportunity.

•	Number awarded varies from year to year.

Restricted Stock

•	Provides executives with immediate link to shareholder interests.

•	Helps maintain a stable executive team.

•	Restricted stock was granted to selected senior executives in 2003 as part of the annual long-term incentive package.

•	Awards granted in 2003 vest 100% four years from the date of grant to promote executive retention.

CEO Compensation

      After four years with no increase in base salary, the Compensation and Benefits Committee raised Mr. Evans’ base salary to $630,000 for 2004, which approximates the median level of CEOs at comparator companies. The Compensation and Benefits Committee awarded Mr. Evans a bonus of $410,000 for 2003, based on the Company’s superior financial performance and Mr. Evans’ outstanding leadership during 2003. In addition, Mr. Evans was granted 32,700 options with an exercise price of $38.12 as detailed in the table on page 15. Mr. Evans also received 25,000 shares of restricted stock, which will vest in October of 2007. As of December 31, 2003, Mr. Evans had beneficial ownership of 721,332 shares of stock, which includes 506,000 shares that he has a right to receive pursuant to presently exercisable options.

Section 162(m) of the Internal Revenue Code

      Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction to $1,000,000 in a taxable year for compensation paid to each “covered employee” of the Company, which, under Section 162(m), includes the Company’s Chief Executive Officer and the three other named executive officers, unless the compensation is “performance-based”. Under Section 162(m), one condition to qualify compensation as “performance-based” is to establish the amount of an incentive award by an objective formula that precludes any discretion. While the Compensation and Benefits Committee has continued to review the impact of Section 162(m) on the Company’s incentive plans and has determined that it is currently inapplicable because no “covered employee” of the Company receives annual compensation in excess of $1,000,000, in order to preserve the Company’s tax deduction for future years, the Compensation and Benefits Committee has approved the Cullen/ Frost Bankers, Inc. Deferred Compensation Plan For Covered Employees. This plan requires that a “covered employee’s” compensation that would exceed the amount deductible under Section 162(m) be deferred until the plan year after he or she ceases to be a “covered employee” or upon his or her death or disability. Currently, Cullen/ Frost’s Chief Executive Officer is the only “covered employee” under this plan. The Compensation and Benefits Committee also believes it is in the Company’s and shareholders’ best interests to retain the discretionary evaluation of individual performance as provided in the annual incentive plan.

Conclusion

      The Compensation and Benefits Committee believes that Cullen/ Frost’s executive compensation policies and programs effectively serve the interests of the Company and its shareholders. The various compensation arrangements offered are appropriately balanced to provide increased motivation for executives to contribute to the Company’s overall future successes, thereby enhancing the value of the Company for the shareholders’ benefit.

      The Compensation and Benefits Committee will continue to monitor the effectiveness of the Company’s total compensation program to meet the current needs of the Company.

Mary Beth Williamson, Chair
Ruben M. Escobedo
Karen E. Jennings

Compensation and Benefits Committee Interlocks and Insider Participation

      Some of the members of the Compensation and Benefits Committee, and some of these persons’ associates, are current or past customers of one or more of the Company’s subsidiaries. Since January 1, 2003, the transactions between these persons and such subsidiaries have occurred, including borrowings. In the opinion of management, all of the transactions have been in the ordinary course of business, have had substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility. Additional transactions may take place in the future.

Summary of Cash and Certain Other Compensation

SUMMARY COMPENSATION TABLE

      The table below gives information on compensation for the Senior Chairman of Cullen/ Frost and the other three most highly compensated executive officers (collectively, the “named executive officers”).

		Annual Compensation			Long-Term Compensation

				Other Annual	Restricted	Stock Options	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(1)	Stock(2)	(# of shares)	Compensation(3)

T.C. Frost	2003	$40,000	$—	$48,510	$—	4,000	$64,150
Senior Chairman	2002	$40,000	$—	$42,716	$—	4,000	$64,155
Cullen/Frost	2001	$30,000	$—	$20,810	$—	8,000	$31,372
Richard W. Evans, Jr.	2003	$550,000	$410,000	$26,524	$953,000	32,700	$46,552
Chairman and CEO	2002	$550,000	$440,000	$26,737	$728,438	21,800	$47,552
Cullen/Frost	2001	$550,000	$—	$27,920	$—	175,000	$48,094
Phillip D. Green	2003	$286,000	$130,000	$1,892	$247,780	9,300	$6,555
Chief Financial Officer	2002	$275,000	$150,000	$1,979	$208,125	6,200	$6,895
Cullen/Frost	2001	$275,000	$—	$1,332	$—	50,000	$4,856
Patrick B. Frost	2003	$286,000	$126,000	$1,892	$190,600	7,500	$5,786
President,	2002	$275,000	$138,000	$1,979	$166,500	5,000	$6,100
The Frost National Bank,	2001	$275,000	$—	$2,364	$—	40,000	$6,900
a Cullen/Frost subsidiary

(1)	Represents payments to compensate the named executive officer for income taxes on elective deferrals and Company matching contributions to Cullen/ Frost’s 1991 Thrift Stock Purchase Plan (the “1991 Thrift Plan”), which provides benefits comparable to the Company’s 401(k) Stock Purchase Plan for employees whose participation in the 401(k) Plan is limited by IRS rules. Mr. T.C. Frost’s values represent the total reimbursement to him for taxes on life insurance premiums paid for by the Company. Mr. Richard W. Evans’ values include $12,693 to reimburse him for taxes on life insurance premiums paid for by the Company and a $6,000 automobile allowance.

(2)	Represents the dollar value of restricted stock awards, based on the closing market price of Company Common Stock on the grant date. The total number of restricted shares and the aggregate market value of such shares held by the named executive officers at December 31, 2003 is as follows: Mr. T.C. Frost, 0 shares valued at $0; Mr. Richard W. Evans 46,875 shares valued at $1,901,719; Mr. Phillip D. Green, 12,750 shares valued at $517,268, and Mr. Patrick B. Frost, 10,000 shares valued at $405,700. Aggregate market value is based on fair market value of $40.57 at December 31, 2003. Dividends are paid on the restricted shares at the same time and at the same rate as dividends paid to shareholders of unrestricted shares. Stock awarded in 2002 and 2003 vests at the end of four years from the date of the award.

(3)	Represents total and/or imputed income from certain insurance premiums paid by Cullen/ Frost and the Company’s contributions to the 1991 Thrift Plan. The amounts for insurance premiums and/or imputed income for 2003 were: Mr. T.C. Frost $64,150; Mr. Richard W. Evans $25,192; Mr. Phillip D. Green $1,395; and Mr. Patrick B. Frost $626. The Company’s contribution to the 1991 Thrift Plan for 2003 for these executives was: Mr. T.C. Frost $0; Mr. Richard W. Evans $21,360; Mr. Phillip D. Green $5,160; and Mr. Patrick B. Frost $5,160.

      The following tables provide information on stock options granted to and held by the named executive officers in 2003 under the Cullen/ Frost Bankers, Inc. 2001 Stock Plan:

OPTION/SAR GRANTS IN LAST FISCAL YEAR

					Potential Realizable
					Value at Assumed
	Number of	% of Total			Annual Rates of Stock
	Securities	Options/SARs			Price Appreciation for
	Underlying	Granted to			Options Term(4)
	Options/SARs	Employees in
Name	Granted(1)	Fiscal Year(2)	Exercise Price(3)	Expiration Date	5%	10%

T. C. Frost	4,000	0.6%	$38.12	10/01/2009	$51,858	$117,648
Richard W. Evans, Jr.	32,700	4.6%	$38.12	10/01/2009	$423,937	$961,769
Phillip D. Green	9,300	1.3%	$38.12	10/01/2009	$120,569	$273,531
Patrick B. Frost	7,500	1.1%	$38.12	10/01/2009	$97,233	$220,589

(1)	These options become exercisable on October 1, 2006 and are subject to forfeiture under certain circumstances. Upon a change in control of Cullen/ Frost, these options will immediately become exercisable.

(2)	Based on 707,400 options granted to all employees in 2003.

(3)	The exercise price is equal to the closing price of the Company’s Common Stock on the grant date of the option.

(4)	The dollar amounts in these two columns are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Company’s Common Stock. If the price of the Company’s Common Stock does not increase above the exercise price, no value will be realizable from these options.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTION/SAR VALUES

			Total Number of Securities		Value of Unexercised
			Underlying Unexercised		In-The-Money
			Options/SARs at		Options/SARs Held at
	Shares		Fiscal Year-End(#)(1)		Fiscal Year-End($)(2)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

T. C. Frost	—	$—	326,000	16,000	$8,916,320	$170,480
Richard W. Evans, Jr.	—	$—	506,000	229,500	$7,842,800	$3,117,351
Phillip D. Green	—	$—	115,000	65,500	$1,452,500	$890,359
Patrick B. Frost	17,100	$369,911	210,000	52,500	$4,292,060	$694,350

(1)	Reflects 10% stock dividend in 1993 and 2-for-1 stock split in 1996 and 1999.

(2)	Total value of options based on closing price of Company Stock on December 31, 2003, which was $40.57.

Other Plans and Agreements

                  Retirement Plan and Restoration Plan

      Cullen/Frost has a non-contributory Retirement Plan and Trust for Employees of Cullen/Frost Bankers, Inc. and its Affiliates that is designed to comply with the requirements of the Employee Retirement Income Security Act of 1974. The Company also has a Restoration Plan that provides benefits in excess of the limits under Section 415 of the Internal Revenue Code and in excess of the limits on eligible earnings set by the Tax Reform Act of 1986. Benefits under such plan are provided in connection with both the Retirement Plan and a previous employee stock ownership plan. The entire cost of the Retirement Plan and Restoration Plan is supported by Cullen/Frost and its subsidiaries. Both of these plans were frozen effective December 31, 2001. There will be no additional accruals of compensation or service under either plan.

      The Pension Plan Table below shows the anticipated annual benefit, computed on a straight line basis, payable under the frozen Retirement Plan and Restoration Plan upon the normal retirement of a vested executive officer of Cullen/Frost at age 65 after 15, 20, 25, 30, 35, 40, 45 and 50 years of credited service (as of December 31, 2001) at specified final average annual compensation levels.

PENSION PLAN TABLE

Final Average	Years of Service as of December 31, 2001
Compensation
(12/31/2001)	15	20	25	30	35	40	45	50

$175,000	$42,979	$57,306	$71,632	$85,958	$100,285	$111,222	$122,160	$133,097
200,000	49,542	66,056	82,570	99,083	115,597	128,097	140,597	153,097
225,000	56,104	74,806	93,507	112,208	130,910	144,972	159,035	173,097
250,000	62,667	83,556	104,445	125,333	146,222	161,847	177,472	193,097
300,000	75,792	101,056	126,320	151,583	176,847	195,597	214,347	233,097
400,000	102,042	136,056	170,070	204,083	238,097	263,097	288,097	313,097
450,000	115,167	153,556	191,945	230,333	268,722	296,847	324,972	353,097
500,000	128,292	171,056	213,820	256,583	299,347	330,597	361,847	393,097
550,000	141,417	188,556	235,695	282,833	329,972	364,347	398,722	433,097
600,000	154,542	206,056	257,570	309,083	360,597	398,097	435,597	473,097
650,000	167,667	223,556	279,445	335,333	391,222	431,847	472,472	513,097

      The frozen Retirement Plan provides a monthly benefit based on a percentage of an eligible employee’s final average Compensation based on the highest three years of compensation during the last ten years of service prior to January 1, 2002. Included in “Compensation” according to the Retirement Plan are Salary, Overtime, Bonuses, Commissions, and Wages deferred for the Company 401(k) Plan or used to pay health care premiums, expenses, or parking under the Company Pre Tax Plan (IRS Section 125 Plan). Participants in the Plan are fully vested in their accrued benefits under the Plan upon attaining age 65 or after five years of service, whichever occurs first. Death benefits are provided to married participants who have completed five years of service. Normal retirement is at age 65, but early retirement is available starting at age 55. Early Retirement benefits are provided on a reduced basis. The benefit amounts listed in the table represent amounts payable from the plans and are not subject to any additional deduction for Social Security benefits or other offset amounts.

      The years of credited service under the Retirement Plan as of December 31, 2001 for each person named in the Summary Compensation Table on page 14 are: Mr. T.C. Frost — 52 years; Mr. Richard W. Evans—31 years; Mr. Phillip D. Green — 21 years; and Mr. Patrick B. Frost — 17 years. Mr. T.C. Frost activated his retirement benefit effective July 1, 1994, but still remains an active employee.

      The Company also maintains a supplemental executive retirement plan (“SERP”). The plan provides for target retirement benefits, as a percentage of annual cash compensation, beginning at age 55. The target percentage is 45% of annual cash compensation at age 55, increasing to 60% at age 60 and later. Benefits under the SERP are reduced dollar-for-dollar by benefits received under the Retirement Plan and Restoration Plan, described previously, and any Social Security benefits. Effective January 1, 2002, SERP benefits will also be reduced by the annuity equivalent of any account balance in the Company’s Profit Sharing Plan at retirement. The Profit Sharing Plan was implemented by the Company effective January 1, 2002. Contributions to the Profit Sharing Plan are made annually to each participant’s account based on the profitability of the Company.

      Mr. Evans currently participates in the SERP. At current salary levels, at age 60, it is estimated that Mr. Evans will receive $137,946 annually. This benefit has been reduced by a projected Profit Sharing Plan account balance.

Change-in-Control Agreements

      Cullen/ Frost has change-in-control agreements with three of the four named executives above and other key employees. The main purposes of these agreements are (i) to help executives evaluate objectively whether a potential change-in-control is in the best interests of shareholders; (ii) to help protect against the departure of executives, thus assuring continuity of management, in the event of an actual or threatened merger or change-in-control; and (iii) to maintain compensation and benefits comparable to those available from competing employers. “Change-in-control” is generally defined in the agreements as (a) an acquisition of beneficial ownership of 20 percent or more of Cullen/ Frost Common Stock by an individual, corporation, partnership, group, association, or other person; (b) certain changes in the composition of the Board of Directors by 50 percent or more; or (c) certain other events involving a merger of Cullen/ Frost or a sales of substantially all of its assets.

      Under the change-in-control agreements, Messrs. Richard W. Evans, Phillip D. Green and Patrick B. Frost could receive severance payments equal to three times their base salary and target bonus if their position is terminated by the Company within two years following a change-in-control, if the termination is for reasons other than cause, death, disability or retirement. “Cause” is generally defined in the agreements as an executive’s (i) willful and continued failure to substantially perform his duties after delivery of a written demand for substantial performance, (ii) willful engagement in conduct materially injurious to Cullen/ Frost; or (iii) conviction of a felony. In addition, the change-in-control agreements provide that Messrs. Richard W. Evans, Phillip D. Green and Patrick B. Frost could receive severance payments described above if they terminate their employment for good reason within two years following a change-in-control. “Good reason” is generally defined in the agreements as the occurrence of one or more of the following events: (a) a significant change or reduction in the executive’s responsibilities, (b) an involuntary transfer of the executive to a location that is 50 miles further than the distance between the executive’s current residence and Cullen/ Frost’s headquarters, (c) a significant reduction in the executive’s current compensation, (d) the failure of any successor to Cullen/ Frost to assume the executive’s change-in-control agreement; or (e) any termination of the executive’s employment that is not effected pursuant to a written notice which indicates the reasons for the termination. The change-in-control agreements also provide for a continuation of certain employee benefits and a tax gross-up payment in an amount necessary to make the executive whole for any excise taxes paid as a result of the severance payments.

Executive Stock Ownership

      The table below lists the number of shares of Cullen/ Frost Common Stock beneficially owned by each of the named executive officers and by all Directors, nominees, and named executive officers of Cullen/ Frost as a group:

	Shares Owned(1,2)

	Amount and
	Nature of
	Beneficial
Name	Ownership(3)		Percent

T.C. Frost	1,316,702	(4)	2.48%
Richard W. Evans, Jr.	721,332	(5)	1.36%
Phillip D. Green	161,068		0.30%
Patrick B. Frost	315,755	(6)	0.59%
All Directors, nominees and named executive officers as a Group (20 persons)	3,683,423	(7)	6.94%

(1)	Beneficial ownership is stated as of December 31, 2003, except for Mr. Patrick B. Frost, which is stated as of February 26, 2004, and Mr. T.C. Frost, which is stated as of February 25, 2004. The owners have sole voting and investment power for the shares of Company Common Stock reported unless otherwise indicated. Beneficial ownership includes the following shares that the individual had a right to acquire pursuant to stock options exercisable within sixty (60) days from December 31, 2003 (or February 26, 2004, in the case of Mr. Patrick B. Frost, and February 25, 2004, in the case of Mr. T.C. Frost): Mr. T.C. Frost 216,000; Mr. Richard W. Evans, Jr. 506,000; Mr. Phillip D. Green 115,000; Mr. Patrick B. Frost 162,000 and all Directors, nominees and named executive officers as a group 1,292,000.

(2)	Reflects 10% Company Common Stock dividend in 1993 and 2-for-1 stock split of the Company’s Common Stock in each of 1996 and 1999.

(3)	Includes the following shares allocated under the 401(k) Stock Purchase Plan for which each beneficial owner has both sole voting and sole investment power: Mr. T.C. Frost 47,064; Mr. Richard W. Evans, Jr. 37,370; Mr. Phillip D. Green 20,957 and Mr. Patrick B. Frost 16,686.

(4)	Includes (a) 663,911 shares held by a limited partnership of which the general partner is a limited liability company of which Mr. T.C. Frost is the sole manager, (b) 336,992 shares held by various trusts of which Mr. T.C. Frost is the trustee, and (c) 33,684 shares held by the Pat and Tom Frost Foundation Trust for which Mr. T.C. Frost disclaims beneficial ownership.

(5)	Includes 120,003 shares held by a family limited partnership of which the general partner is a limited liability company of which Mr. Richard W. Evans, Jr. is the sole manager.

(6)	Includes (a) 43,582 shares held by a trust of which Mr. Patrick B. Frost is the trustee, (b) 12,270 shares held by Mr. Patrick B. Frost’s children for which Mr. Patrick B. Frost is the custodian, and (c) 630 shares held by Mr. Patrick B. Frost’s wife for which Mr. Patrick B. Frost disclaims beneficial ownership.

(7)	Includes 106,562 shares for which Directors, nominees and named executive officers share voting power and investment power with others. Also includes 122,077 shares allocated under the 401(k) Stock Purchase Plan for which the named executive officers have both sole voting power and sole investment power.

PERFORMANCE GRAPH

       The performance graph below compares the cumulative total shareholder return on Cullen/ Frost Common Stock with the cumulative total return on the equity securities of companies included in the Standard & Poor’s 500 Stock Index and the Standard & Poor’s 500 Bank Index. The graph assumes an investment of $100.00 on December 31, 1998 and reinvestment of dividends on the date of payment without commissions. The performance shown in the graph represents past performance and should not be considered to be an indication of future performance.

	Dec 31	Dec 31	Dec 31	Dec 31	Dec 31	Dec 31
	1998	1999	2000	2001	2002	2003

Cullen/Frost	$100.00	$89.01	$148.13	$112.38	$122.04	$168.39
S&P 500	$100.00	$155.53	$141.36	$124.63	$97.15	$97.02
S&P 500 Banks	$100.00	$91.48	$108.76	$108.76	$107.67	$129.36

PRINCIPAL SHAREHOLDERS

       At December 31, 2003, the only persons known by Cullen/Frost, based on public filings, to be the beneficial owners of more than five percent of the outstanding Common Stock of Cullen/Frost were as follows:

	Voting Authority			Investment Authority			Amount of
							Beneficial	Percent
Name and Address	Sole	Shared	None	Sole	Shared	None	Ownership(1)	of Class

Cullen/Frost Bankers, Inc.	333,935	2,165 (2)	1,605,537	284,454	78,997	1,578,186 (2)	4,982,253	9.6%
P.O. Box 1600
San Antonio, Texas 78296

(1)	Cullen/Frost owns no securities of Cullen/Frost for its own account. All of the shares are held by Cullen/Frost’s subsidiary bank, The Frost National Bank. The Frost National Bank has reported that the securities registered in its name as fiduciary or in the names of various of its nominees are owned by many separate accounts. The accounts are governed by separate instruments which set forth the powers of the fiduciary with regard to the securities held.

(2)	Does not include 3,040,616 shares held by participants in the Cullen/Frost 401(k) Stock Purchase Plan.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

       Some of the Directors and executive officers of Cullen/Frost, and some of these persons’ associates, are current or past customers of one or more of the Company’s subsidiaries. Since January 1, 2003, transactions between these persons and such subsidiaries have occurred, including borrowings. In addition, the offices of the Hulen Financial Center of The Frost National Bank in Fort Worth, Texas are leased on a long-term basis from OPNB Building J.V., a Texas joint venture of which Mr. R. Denny Alexander, a Director of Cullen/Frost, owns a 13.3 percent interest and is the managing general partner. During 2003, lease payments of $790,663.94 were made by The Frost National Bank and Frost Insurance Agency, Inc. to OPNB Building J.V. In the opinion of management, all of the foregoing transactions, including borrowings, have been in the ordinary course of business, have had substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility. Additional transactions may take place in the future.

SELECTION OF AUDITORS

(Item 2 On Proxy Card)

      The Board of Directors recommends that the shareholders of the Company ratify the selection of Ernst & Young LLP, certified public accountants, as independent auditors of Cullen/Frost. Ernst & Young LLP has audited the financial statements of Cullen/Frost since 1969.

      Neither Cullen/Frost’s Articles of Incorporation nor Bylaws requires that the shareholders ratify the selection of Ernst & Young LLP as its independent auditors. Cullen/Frost is doing so because it believes it is a matter of good corporate practice. Should the shareholders not ratify the selection, the Audit Committee will reconsider its determination to retain Ernst & Young LLP, but may elect to continue to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that the change would be in the best interests of Cullen/Frost and its shareholders.

      The following table provides information on fees paid by Cullen/Frost to Ernst & Young LLP. Certain amounts for 2002 have been reclassified to conform to the 2003 presentation.

Fees Paid To Independent Auditors

	2003	2002

Audit Fees	$498,250.00	$483,960.00
Audit-Related Fees(1)	$228,415.00	$285,013.00
Tax Fees(2)	$51,236.00	$87,677.00
All Other Fees	$0.00	$0.00

Total Fees	$777,901.00	$856,650.00

(1)	Audit-related fees are fees for audits of employee benefit plans, audits of Trust Department collective investment funds, internal control reviews of Trust Department employee benefit operations and consultation concerning financial accounting and reporting standards.

(2)	Tax fees are fees for review of the tax return, assistance with examination by taxing authorities, preparation of the Form 5500 for the employee retirement plan and for the Trust Department collective investment funds and consultation and technical advice on tax matters.

      The Audit Committee pre-approves each audit and non-audit service provided by Ernst & Young LLP to Cullen/ Frost. Pursuant to the Audit Committee’s charter, the Audit Committee has delegated to each of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.

      Representatives from Ernst & Young LLP will not be present at the Annual Meeting. If any shareholder desires to ask Ernst & Young LLP an appropriate question, management will ensure that the question is sent to them and that an appropriate response is made directly to the shareholder.

AUDIT COMMITTEE REPORT

       The purpose of the Audit Committee is to assist the Board of Directors in its oversight of (i) the integrity of Cullen/ Frost’s financial statements, (ii) Cullen/ Frost’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence and (iv) the performance of the independent auditors and Cullen/ Frost’s internal audit function. The Audit Committee operates pursuant to a written charter that is attached hereto as Annex A and met five times in 2003. The Board has determined that each member of the Audit Committee is independent within the meaning of the NYSE’s listing standards and the SEC’s rules. The Board has also determined that Mr. Ruben M. Escobedo is an “audit committee financial expert” within the meaning of the SEC’s rules.

      Management of Cullen/ Frost is responsible for the preparation, presentation and integrity of Cullen/ Frost’s financial statements, as well as for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing Cullen/ Frost’s financial statements and expressing an opinion as to conformity with generally accepted accounting principles. Members of the Audit Committee are not full-time employees of Cullen/ Frost and are not, and do not represent themselves to be, performing the functions of auditors or accountants. Accordingly, as described above, the Audit Committee provides oversight of the responsibilities of management and the independent auditors.

      In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent auditors the independent auditors’ independence.

      Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in its charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Cullen/ Frost’s Annual Report on Form 10-K for the year ended December 31, 2003 to be filed with the Securities and Exchange Commission.

       Eugene H. Dawson, Sr., Chair

       Isaac Arnold, Jr.
       Royce S. Caldwell
       Ruben M. Escobedo
       Richard M. Kleberg, III

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and executive officers to file reports with the Securities and Exchange Commission and the NYSE relating to their ownership and changes in ownership of the Company’s Common Stock. Based on information provided by the Company’s Directors and executive officers and a review of such reports, the Company believes that all required reports were filed on a timely basis during 2003.

SHAREHOLDER PROPOSALS

       To be eligible under the Securities and Exchange Commission’s shareholder proposal rule (Rule 14a-8) for inclusion in Cullen/ Frost’s proxy statement, proxy card, and presentation at Cullen/ Frost’s 2005 Annual Meeting of Shareholders (currently scheduled to be held on May 18, 2005), a proper shareholder proposal must be received by Cullen/ Frost at its principal offices no later than December 17, 2004. For a proper shareholder proposal submitted outside of the process provided by Rule 14a-8 to be eligible for presentation at Cullen/ Frost’s 2005 Annual Meeting, timely notice thereof must be received by Cullen/ Frost not less than 60 days nor more than 90 days before the date of the meeting (for a May 18, 2005 meeting, the date on which the 2005 meeting is currently scheduled, notice is required by no later than March 19, 2005). The notice must be in the manner and form required by Cullen/ Frost’s Bylaws. If the date of the 2005 Annual Meeting is changed, the dates set forth above will change.

OTHER MATTERS

       Management of Cullen/ Frost knows of no other business to be presented at the meeting. If other matters do properly come before the meeting, the enclosed proxy card confers discretionary authority on the persons named as proxies to vote the shares represented by the proxy as to those other matters.

By Order of the Board of Directors,

STAN McCORMICK
Corporate Secretary

Dated: April 16, 2004

      A copy of Cullen/ Frost’s 2003 Annual Report on Form 10-K is available without charge (except for exhibits) upon written request to Cullen/ Frost Bankers, Inc., Attention: Greg Parker, 100 West Houston Street, San Antonio, Texas 78205.

ANNEX A

CULLEN/ FROST BANKERS, INC.

AUDIT COMMITTEE CHARTER

(Amended and Restated as of January 29, 2004)

I.     COMMITTEE MEMBERSHIP

      The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Cullen/ Frost Bankers, Inc. (“Cullen/ Frost”) shall be comprised of three or more directors, each of whom the Board has determined is “independent” under the then-existing rules of the New York Stock Exchange, Inc., the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission (the “SEC”) promulgated thereunder, the Federal Deposit Insurance Corporation Improvement Act of 1991 and other applicable law and regulation. The Board shall also determine that each member of the Committee is “financially literate” and that one member has “accounting or related financial management expertise,” as such qualifications are interpreted by the Board in its business judgment, and whether any member of the Committee is an “audit committee financial expert,” as defined by the SEC.

      No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee, and discloses this determination in Cullen/ Frost’s annual proxy statement.

      The members of the Committee shall be appointed by the Board. Members shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

      The Committee shall designate one member of the Committee as its chairperson.

II.     COMMITTEE STRUCTURE AND OPERATIONS

      The Committee shall meet once every fiscal quarter, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable. The Committee should meet separately periodically with management, the director of the internal audit department and the independent auditors to discuss any matters that the Committee or any of these persons or firms believe should be discussed privately. The Committee may request any officer or employee of Cullen/ Frost or Cullen/ Frost’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Members of the Committee may participate in a meeting of the Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

III.     PURPOSES OF THE COMMITTEE

      The purposes of the Committee are (i) to assist Board oversight of (A) the integrity of Cullen/ Frost’s financial statements, (B) Cullen/ Frost’s compliance with legal and regulatory requirements, (C) the independent auditors’ qualifications and independence, and (D) the performance of the independent auditors and Cullen/ Frost’s internal audit function; and (ii) to prepare the report required to be prepared by the Committee pursuant to the rules of the SEC for inclusion in Cullen/ Frost’s annual proxy statement.

      The function of the Committee is oversight. The management of Cullen/ Frost is responsible for (i) the preparation, presentation and integrity of Cullen/ Frost’s financial statements, (ii) the effectiveness of internal control over financial reporting and (iii) the maintenance of appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of Cullen/ Frost’s annual financial statements, reviewing Cullen/ Frost’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, annually auditing management’s assessment of the effectiveness of internal control over financial reporting (commencing the fiscal year ending December 31, 2004), preparing the reports required by this Charter and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of Cullen/ Frost and are not, and do not represent themselves to be, performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

IV.     DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

      To carry out its purposes, the Committee shall have the following duties and responsibilities:

A.	With respect to the independent auditors,

1.	To be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors, including the resolution of disagreements between management and the independent auditors regarding financial reporting (it being understood that the independent auditors shall report directly to the Committee);

2.	To pre-approve, or to adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditors;

3.	To obtain annually from the independent auditors a formal written statement of the following categories of fees billed by the independent auditors in each of the last two fiscal years: (a) the audit of Cullen/ Frost’s annual financial statements and reviews of the financial statements included in Cullen/ Frost’s Quarterly Reports on Form 10-Q for those fiscal years; (b) assurance and related services not included in clause (a) that are reasonably related to the performance of the audit or review of Cullen/ Frost’s annual or quarterly financial statements in the aggregate and by each service; (c) tax compliance, tax consulting and tax planning services, in the aggregate and by each service; and (d) all other services rendered by the independent auditors, in the aggregate and by each service;

4.	To obtain annually from the independent auditors a formal written statement (the “Auditors’ Statement”) (it being understood that the independent auditors are responsible for the accuracy and completeness of the Auditors’ Statement) describing: (a) the auditors’ internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and (c) (to assess the auditors’ independence) all relationships between the independent auditors and Cullen/ Frost, including at least the matters set forth in Independence Standards Board No. 1;

5.	To discuss with the independent auditors any relationships or services disclosed in the Auditors’ Statement that may impact the quality of audit services or the objectivity and independence of Cullen/ Frost’s independent auditors;

6.	To take into account the opinions of management and Cullen/ Frost’s internal audit department in assessing the independent auditors’ qualifications, performance and independence;

7.	To review and evaluate the qualifications, performance and independence of the lead partner of the independent auditors;

8.	To discuss with the independent auditors the timing and process for implementing the rotation of the lead audit partner, concurring partner and any other active audit engagement team partner; and

9.	To obtain from the independent auditors in connection with any audit a timely report relating to Cullen/ Frost’s annual audited financial statements describing: (a) all critical accounting policies and practices used, (b) all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, (c) the ramifications of using such alternative disclosures and treatments, (d) the treatment preferred by the independent auditors, and (e) any material written communications between the independent auditors and management, such as any “management” letter or schedule of unadjusted differences;

B.	With respect to the internal audit department,

1.	To review the appointment and replacement of the director of the internal audit department; and

2.	To advise the director of the internal audit department that he or she is expected to provide to the Committee summaries of and, as appropriate, the significant reports to management prepared by the internal audit department and management’s responses thereto;

C.	With respect to accounting principles and policies, financial reporting and internal control over financial reporting,

1.	To advise management, the internal audit department and the independent auditors that they are expected to provide to the Committee a timely analysis of significant issues and practices relating to accounting principles and policies, financial reporting and internal control over financial reporting;

2.	To consider any reports or communications (and management’s and/or the internal audit department’s responses thereto) submitted to the Committee by the independent auditors required by or referred to in SAS 61 (as codified by AU Section 380), as it may be modified or supplemented, or other professional standards, including reports and communications related to:

•	deficiencies, including significant deficiencies or material weaknesses, in internal control identified during the audit or other matters relating to internal control over financial reporting;

•	consideration of fraud in a financial statement audit;

•	detection of illegal acts;

•	the independent auditors’ responsibility under generally accepted auditing standards;

•	any restriction on audit scope;

•	significant accounting policies;

•	significant issues discussed with the national office respecting auditing or accounting issues presented by the engagement;

•	management judgments and accounting estimates;

•	any accounting adjustments arising from the audit that were noted or proposed by the auditors but were passed (as immaterial or otherwise);

•	the responsibility of the independent auditors for other information in documents containing audited financial statements;

•	disagreements with management;

•	consultation by management with other accountants;

•	major issues discussed with management prior to retention of the independent auditors;

•	difficulties encountered with management in performing the audit;

•	the independent auditors’ judgments about the quality of the entity’s accounting principles;

•	reviews of interim financial information conducted by the independent auditors; and

•	the responsibilities, budget and staffing of Cullen/ Frost’s internal audit function;

3.	To meet with management, the independent auditors and, if appropriate, the director of the internal audit department:

•	to discuss the scope of the annual audit;

•	to discuss the annual audited financial statements and other financial disclosures in Cullen/ Frost’s annual report on Form 10-K, the quarterly financial statements and other financial disclosures in Cullen/ Frost’s quarterly reports on Form 10-Q, and Cullen/ Frost’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	to discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, the internal audit department or the independent auditors, relating to Cullen/ Frost’s financial statements;

•	to discuss any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management;

•	to discuss any “management” or “internal control” letter issued by the independent auditors to Cullen/ Frost;

•	to review the form of opinion the independent auditors propose to render to the Board and shareholders; and

•	to discuss, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in Cullen/ Frost’s selection or application of accounting principles, and major issues as to the adequacy of Cullen/ Frost’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of Cullen/ Frost;

4.	To inquire of Cullen/ Frost’s Chief Executive Officer and Chief Financial Officer as to the existence of any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect Cullen/ Frost’s ability to record, process, summarize and report financial information and as to the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in Cullen/ Frost’s internal control over financial reporting;

5.	To discuss guidelines and policies governing the process by which senior management of Cullen/ Frost and the relevant departments of Cullen/ Frost assess and manage Cullen/ Frost’s exposure to risk, and to discuss Cullen/ Frost’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

6.	To obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934;

7.	To discuss any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or Cullen/ Frost’s business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies;

8.	To discuss and review the type and presentation of information to be included in earnings press releases;

9.	To discuss the types of financial information and earnings guidance provided, and the types of presentations made, to analysts and rating agencies;

10.	To establish procedures for the receipt, retention and treatment of complaints received by Cullen/ Frost regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Cullen/ Frost employees of concerns regarding questionable accounting or auditing matters; and

11.	To establish hiring policies for employees or former employees of the independent auditors;

      D. With respect to Committee reports and recommendations,

1.	To prepare any report or other disclosures, including any recommendation of the Committee, required by the rules of the SEC to be included in Cullen/ Frost’s annual proxy statement; and

2.	To report its activities to the full Board on a regular basis and to make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate.

V.     DELEGATION TO SUBCOMMITTEE

      The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee. The Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Committee at its next scheduled meeting.

VI.     PERFORMANCE EVALUATION

      The Committee shall assist in the preparation of an annual performance evaluation of the Committee, which shall be conducted in accordance with the procedures established by the Corporate Governance and Nominating Committee of the Board. The performance evaluation must compare the performance of the Committee with the requirements of this Charter, and it should also recommend to the Board any improvements to this Charter deemed necessary or desirable by the Committee.

VII.     RESOURCES AND AUTHORITY OF THE COMMITTEE

      The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management.

ê DETACH PROXY CARD HERE ê

PLEASE BE CERTAIN THAT YOU HAVE DATED AND SIGNED THIS PROXY. RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.	☒ Votes must be indicated (x) in Black or Blue ink.

(1) ELECTION OF DIRECTORS		(2) AUDITORS

CLASS II:	Royce S. Caldwell, Richard W. Evans, Jr., T.C. Frost, Preston M. Geren III, Karen E. Jennings, Richard M. Kleberg, III, Horace Wilkins, Jr.	To ratify the selection of Ernst & Young LLP to act as independent auditors of Cullen/Frost Bankers, Inc. for the fiscal year that began January 1, 2004.

FOR all nominees listed	WITHHOLD AUTHORITY to vote for all nominees	*EXCEPTIONS: FOR all nominees except	FOR	AGAINST	ABSTAIN
above	listed above	those listed below	☐	☐	☐
☐	☐	☐

	To change your address, please mark this box	☐
*EXCEPTIONS:

S C A N L I N E

Signature should correspond with the printed name appearing hereon. When signing in a fiduciary or representative capacity, give full title as such, or when more than one owner, each should sign.

Date	Share Owner sign here	Co-Owner sign here

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING
OF CULLEN/FROST BANKERS, INC.

     The undersigned hereby revoking all proxies previously granted, appoints T.C. FROST, RICHARD W. EVANS, JR., and PATRICK B. FROST, and each of them, with power of substitution, as proxy of the undersigned, to attend the Annual Meeting of Shareholders of Cullen/Frost Bankers, Inc. on May 19, 2004 and any adjournments thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present as designated on the reverse.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AND AT THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

(Continued and to be dated and signed on the reverse.)

CULLEN/FROST BANKERS, INC.
P.O. BOX 11228
NEW YORK, N.Y. 10203-0228